UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2016

DIGITAL ALLY, INC.

(Exact name of Registrant as Specified in its Charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

9705 Loiret Boulevard

Lenexa, KS 66219

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (913) 814-7774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.01. Entry Into a Material Definitive Agreement.

On July 16, 2015 Digital Ally, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with two investors, pursuant to which the Company agreed to issue and sell, in an at-the-market registered direct offering (the “Offering”), an aggregate of 879,766 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”) for gross proceeds of approximately $12.0 million. In the Offering the investors received a registered warrant (the Series A Warrant”) exercisable to purchase a total of 437,086 shares of common stock at a price of $13.43 per share for a term of 24 months from their date of issuance.

In a concurrent private placement (the “Private Placement”), the Company issued the investors additional warrants (the “Series B Warrants” and “Series C Warrants” and collectively with the Series A Warrants, the “2015 Warrants”). The Series B Warrants and Series C Warrants are exercisable to purchase a total of 222,738 and 879,766 shares of common stock, respectively, at a price of $13.43 per share. The Series B Warrants and Series C Warrants are exercisable for terms of 24 months and five and one-half years, respectively, from their dates of issuance. The Offering and the Private Placement closed on July 22, 2015.

On November 16, 2016, the Company and the holders of the 2015 Warrants entered into Amendment Agreements to the 2015 Warrants to reduce the exercise prices of the 2015 Warrants to $5.00 per share during the period from November 16, 2016 to November 30, 2016. The exercise price of the 2015 Warrants will return to $13.43 per share after such period.

In addition, the Company reduced the exercise price of those certain outstanding warrants issued by the Company on August 28, 2014 pursuant to a Securities Purchase Agreement, dated as of August 25, 2014, by and between the Company and the investor listed on the signature page attached thereto (the “2014 Warrants” and together with the 2015 Warrants, the “Warrants”), pursuant to the existing provisions of the 2014 Warrants to $5.00 per share during the period from November 16, 2016 to November 30, 2016. The exercise price of the 2014 Warrants will return to $7.32 per share after such period.

A holder of the Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, but in no event shall the Beneficial Ownership Limitation exceed 9.99%.

Item2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Series A Warrant Amendment Agreement

4.2	Form of Series B Warrant Amendment Agreement

4.3	Form of Series C Warrant Amendment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ALLY, INC.

By:	/s/ Stanton E. Ross
Stanton E. Ross
Chief Executive Officer

Date: November 16, 2016